Exhibit 8

ALAN S. FERSHTMAN

DIRECT DIAL: (513) 579-6961

FACSIMILE: (513) 579-6457

E-MAIL: AFERSHTMAN@KMKLAW.COM

May 5, 2004

Infinity Property and Casualty Corporation

2204 Lakeshore Drive

Birmingham, Alabama 35209

Re:	Infinity Property and Casualty Corporation

Registration Statement on Form S-4

Dear Ladies and Gentlemen:

We have acted as counsel to Infinity Property and Casualty Corporation, an Ohio corporation (the “Corporation”), in connection with the preparation and filing of a Registration Statement on Form S-4 filed today (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of $200,000,000 aggregate principal amount of 5.5% Senior Notes Due 2014, (the “2014 Exchange Notes”), to be offered by the Corporation in exchange for a like principal amount of its issued and outstanding 5.5% Senior Notes Due 2014, (the “2014 Outstanding Notes”).

We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements in the section of the Registration Statement captioned “Material United States Federal Income Tax Considerations of the Exchange Offer”, to the extent that such statements constitute statements of law, reflect our opinion of the material federal income tax consequences regarding the exchange of 2014 Outstanding Notes for 2014 Exchange Notes. No opinion is expressed on matters other than those specifically referred to herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading “Material United States Federal Income Tax Considerations of the Exchange Offer” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion may not be used by any other person or for any other purpose without our prior express written consent.

Very truly yours, KEATING, MUETHING & KLEKAMP, P.L.L.

By:	/s/ Alan S. Fershman

Alan S. Fershman

ASF:dmo

1400 Provident Tower ♦ One East Fourth Street ♦ Cincinnati, Ohio 45202 TEL 513.579.6400 ♦ FAX 513.579.6457 ♦ www.kmklaw.com